SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                                    FORM 8-A

           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT
                        TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


BNY CAPITAL IV
(Exact Name of Registrant as Specified
in its Certificate of Trust)

Delaware                                                   13-7103737
(State of Incorporation or Organization)                   (I.R.S. Employer
                                                           Identification no.)

One Wall Street
New York, New York                                         10286
(Address of Principal Executive Offices)                   (Zip Code)


THE BANK OF NEW YORK COMPANY, INC.
(Exact Name of Registrant as Specified
in its Certificate of Incorporation)

New York                                                   13-2614959
(State of Incorporation or Organization)                   (I.R.S. Employer
                                                           Identification no.)

One Wall Street
New York, New York                                         10286
(Address of Principal Executive Offices)                   (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of debt           registration of a class of debt
securities and is effective               securities and is to become effective
upon filing pursuant to General           simultaneously with the
Instruction A(c)(1) please check          effectiveness of a concurrent
the following box.      [  ]              registration statement under the
                                          Securities Act of 1933 pursuant to
                                          General Instruction A(c)(2) please
                                          check the following box.  [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                Name of Each Exchange on Which
         to be so Registered                Each Class is to be Registered
         -------------------                ------------------------------

         BNY Capital IV                     New York Stock Exchange, Inc.
         6 7/8% Trust Preferred
         Securities, Series E
         (and the Guarantee
         by The Bank of New
         York Company, Inc.
         with respect thereto)


Securities to be registered pursuant to Section 12(g) of the Act:

         None
         (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The 6 7/8% Trust Preferred Securities, Series E (the "Trust Preferred Securities") of BNY Capital IV (the "Issuer Trust"), a statutory business trust created under the laws of Delaware, registered hereby represent undivided beneficial interests in the assets of the Issuer Trust and are guaranteed by The Bank of New York Company, Inc. (the "Corporation"), a New York corporation, to the extent set forth in the form of Guarantee Agreement (the "Guarantee") by and between the Corporation, as Guarantor, and The First National Bank of Chicago, as Guarantee Trustee, which is incorporated herein by reference to Exhibit 4(j) to the Registration Statement on Form S-3 (the "Registration Statement") of the Corporation and the Issuer Trust (File Nos. 333-40837 and 333-40837-01 through
03), filed with the Securities and Exchange Commission on December 17, 1997. The particular terms of the Trust Preferred Securities and the Guarantee are described in the prospectus (the "Prospectus") which forms a part of the Registration Statement. The Prospectus and the Guarantee are incorporated herein by reference as set forth in Item 2 below. Such Prospectus as may hereafter be amended and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.


ITEM 2.  EXHIBITS.

Exhibit
-------
4(a)     Certificate of Trust of BNY Capital IV (incorporated by reference to
         Exhibit 4(d) to the Registration Statement).
4(b) Trust Agreement of BNY Capital IV (incorporated by reference to Exhibit 4(e) to the Registration Statement).
4(c) Form of Amended and Restated Trust Agreement of BNY Capital IV (incorporated by reference to Exhibit 4(h) to the Registration Statement).
4(d)     Form of Preferred Security Certificate (included as Exhibit E to
         Exhibit 4(h) to the Registration Statement and incorporated by reference to such Exhibit in the Registration Statement).
4(e) Form of Guarantee Agreement between The Bank of New York Company, Inc., as Guarantor, and The First National Bank of Chicago, as Guarantee Trustee (incorporated by reference to Exhibit 4(j) to the Registration Statement).
4(f) Form of Junior Subordinated Indenture between The Bank of New York Company, Inc. and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4(a) to the Registration Statement).
99 Prospectus pertaining to the offer and sale of the Trust Preferred Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  BNY CAPITAL IV

                                  By: The Bank of New York Company, Inc.,
                                      as Depositor

Date:  January 25, 1999           By: /s/ BRUCE VAN SAUN
                                      ------------------
                                      Name:  Bruce Van Saun
                                      Title: Senior Executive Vice President


                                  THE BANK OF NEW YORK COMPANY, INC.

Date:  January 25, 1999           By: /s/ BRUCE VAN SAUN
                                      ------------------
                                      Name:  Bruce Van Saun
                                      Title: Senior Executive Vice President